                              Attachment to Form 4

        Pursuant to Instruction 5(b)(v) of the General Instructions to Form 4,
this Form 4 is also being filed on behalf of the Reporting Persons set forth below. All of the information set forth in the Attached Form 4 for Bain Capital
Investors, LLC is the same for the Reporting Person set forth below unless otherwise noted.

                       TABLE I: Non-Derivative Securities

                                                      Amount of
                                                     Securities
                                                    Beneficially
                                                        Owned          Ownership        Nature of
                                    Securities        Following           Form:         Indirect
Name and Address of              Disposed of (D)      Reported        Direct (D) or    Beneficial
Reporting Person                     Amount         Transaction(s)    Indirect (I)      Ownership
------------------------------   ---------------   ---------------   --------------   -------------

Bain Capital Fund IV, L.P.           282,410         10,776,811             D
Information Partners                  9,942            379,389              D
BCIP Associates                       16,372           624,744              D
BCIP Trust Associates, L.P.           9,721            370,979              D
Bain Capital Partners V, L.P.        196,499          7,498,439             D
BCIP Trust Associates II                101             3,841               D
BCIP Trust Associates II-B              32              1,212               D

        Signature of Reporting Persons:

        BAIN CAPITAL INVESTORS, LLC for itself, on behalf of itself in its capacity as general partner of Bain Capital Partners IV, L.P., on behalf of Bain Capital Partners IV, L.P. in its capacity as general partner of
        Bain Capital Fund IV, L.P. and in its capacity as managing partner of
        Information Partners, for itself in its capacity as general partner of
        Bain Capital Partners V, L.P., for itself in its capacity as sole member of the management committee of BCIP Associates and BCIP Trust
        Associates, L.P. and for itself in its capacity as managing partner of
        BCIP Trust Associates II and BCIP Trust Associates II-B.

        /s/ Michael F. Goss
        ------------------------------
        Name: Michael F. Goss
        Title: Managing Director